EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made as of March 31, 2008 between Revolutions Medical Corporation, a Nevada corporation with offices at 2073 Shell Ring Circle, Mount Pleasant, SC 29466 (hereinafter called the "Company"), and Rondald Wheeet, residing at 2073 Shell Ring Circle, Mount Pleasant, SC 29466 (hereinafter called the "Employee").

                              W I T N E S S E T H:

     The Company desires to employ the Employee to perform services for the Company, and the Employee desires to perform such services, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   EMPLOYMENT
     ----------

     The Company agrees to employ the Employee, and the Employee agrees to serve the Company in an executive capacity upon the terms and conditions hereinafter set forth.

2.   TERM
     -----

     The term of this Agreement shall commence on the date hereof and continue until March 31, 2010 (the "Term"), unless sooner terminated as herein provided including termination under any of the subsections described in Section 7

3.   COMPENSATION
     ------------

     (a) Base Salary.     The Company agrees to pay the Employee during the Term
         ------------
hereof a salary at theannual rate of: (1) Two Hundred Twenty Five Thousand Dollars ($225,000). The Company shall make all salary payments in equal bi-weekly installments in arrears. All salary, bonus, or other compensation payable to the Employee shall be subject to the customary withholding, FICA, medical and other tax and other employment taxes and deductions as required by federal, state and local law with respect to compensation paid by an employer to an employee.

     (b)     Options.  The Company hereby reconfirms the grant as of December
             --------
26, 2007 to the Employee of options to purchase five million (5,000,000) shares of its common stock under and pursuant to the Company's 2007 Stock Option Plan (the "2007 Plan") previously registered on Form S-8 under the Securities
Act of 1933 (the "Securities Act").   The exercise price of the options shall be
Eight Cents ($.08) per share
of Common Stock for a period of three years. The Employee acknowledges that the Company has delivered a copy of the Company 2007 Plan to him.

4.   DUTIES
     ------

     The Employee is hereby employed as Chief Executive Officer of the Company and shall perform the following services in connection with the general business of the Company:

     (a)     Duties as Chief Executive Officer.  The Employee shall administer,
             ----------------------------------
supervise, manage and control the business development of the Company, including the research, development, manufacture, marketing and sales of its current products and such future products as may be added to the Company's business from time to time by the Company during the Term.

     (b)     Compliance.   The Employee hereby agrees to observe and comply with
             ----------
such reasonable rules and regulations of the Company as may be duly adopted from time to time by the Company's Board of Directors and otherwise to carry out and perform those orders, directions and policies stated to him from time to time by the Company's Board of Directors, either as specified in the minutes of the proceedings of the Board of Directors of the Company or otherwise in writing that are reasonably necessary and appropriate to carry out his duties hereunder. Such orders, directions and policies shall be legal and shall be consistent with the Employee's position as Chief Executive Officer.

     (c) The Employee shall continue to serve as a member of the Board of Directors of the Company until his successor is duly elected and qualified.

5.   EXTENT OF SERVICES
     ------------------
     The Employee agrees to serve the Company faithfully and to the best of his ability and shall devote his full time, attention and energies to the business of the Company during customary business hours. The Employee agrees to carry out his duties in a competent and professional manner and to at all times promote the best interests of the Company. The Employee shall not, during the term of his employment hereunder, engage in any other business, whether or not pursued for profit. Nothing contained herein shall be construed as preventing the Employee from investing in any other business or entity which is not in competition with the business of the Company. Nothing contained herein shall be construed as preventing the Employee from engaging in (1) personal business affairs and other personal matters, (2) serving on civic or charitable boards or committees, or (3) serving on the board of directors of companies that do not compete directly or indirectly with the Company, provided however, that none of
                                                 -------- --------
such activities materially interferes with the performance of his duties under this Agreement.

6.   BENEFITS AND EXPENSES
     ---------------------

     During the term of this agreement Employee shall be entitled to, and the Company shall provide, the following benefits in addition to those specified in
                     -
Section 3:

     (a)     Vacation.  The Employee shall be entitled to  four (4)  weeks
             --------
vacation in each twelve (12) month period during the Term. Vacation may be taken at such time(s) as Employee may determine provided that such vacation does not interfere with the Company's business operations. The Employee must use his vacation in any event by May 31 of the year next following the year in which the vacation accrues or such vacation time shall expire. The Employee shall not be entitled to compensation for unused vacation except that, upon termination of his employment, the Company shall pay to the Employee for all of his accrued, unexpired vacation time.

     (b)     Expense Reimbursement.  The Company shall reimburse the Employee
             ---------------------
upon submission of vouchers for his out-of-pocket expenses for travel, entertainment, meals and the like reasonably incurred by him pursuant to his employment hereunder in accordance with the general policy of the Company as adopted by its Board of Directors from time to time.

     (c)     Health Insurance.  The Company acknowledges that the Employee
             ----------------
intends to maintain the health and medical insurance provided by his prior employment agreement through March 31, 2010 and shall reimburse to the Employee the cost of such coverage incurred by the Employee. Continuing through March 31, 2010, the Company shall provide the Employee with health insurance in the coverages consistent with those provided to other key executives of the Company.

     (d)     Car Allowance.   The Company will provide to the Employee a car
             --------------
allowance of $1,000 each month during the Term of this Agreement and shall pay such car allowance not less frequently than monthly. The Employee shall be responsible for insurance, maintenance, gas and all other items of operation for the car.

     (e)     Disability.  If the Company maintains disability insurance, then
             ----------
the Company shall provide a disability policy for the Employee comparable to the policies in force for other similar executives in the Company. If the Company does not maintain a disability policy, then the Employee may obtain such a policy in amounts equal to his salary and be reimbursed by the Company for all premium payments thereunder.

     (f)     Life Insurance. The Company shall pay the Employee's premiums for a
             ---------------
life insurance policy in an amount not to exceed $1,000,000for which the Employee shall designate the beneficiary.

     (g)     Other Benefits. The Company shall provide to the Employee the same
             ---------------
benefits it makes available to other key executives of the Company.

7.   TERMINATION; DISABILITY; RESIGNATION; TERMINATION WITHOUT
     ---------------------------------------------------------

CAUSE
-----

     (a)     Termination for Cause.  The Company shall have the right to
             ---------------------
terminate the Employee's employment hereunder:

        (1) For cause upon ten (10) business days' prior written notice to Employee. Upon such termination, Employee shall have no further duties or obligations under this Agreement (except as provided in Section 8) and the obligations of the Company to Employee shall be as set forth below. For purposes of this Agreement, "cause" shall mean:

          (A) Employee's conviction of a felony under federal or state law;

          (B) Employee's failure to perform (other than as a result of Employee's being Disabled), in any material respect, any of his duties or obligations under or in accordance with this Agreement and either (i) the Employee fails to cure such failure within ten business days following receipt of notice from the Company, or (ii) if such failure by its nature cannot be cured within such ten business day period, the Employee fails to commence to cure such failure within such ten business day period and proceed to cure such failure within thirty (30) days thereafter.

          (C) Employee commits any dishonest, malicious or grossly negligent act which is materially detrimental to the business or reputation of the Company, or the Company's business relationships, provided, however, that in such event the Company shall give the Employee written notice specifying in reasonable detail the reason for the termination.

     Notwithstanding the foregoing, the Employee may, within ten business days following delivery of the notice of termination referred to in the preceding paragraph, by written notice to the Board of Directors of the Company, cause the matter of the termination of his employment by the Company to be discussed at the next regularly scheduled meeting of the Board of Directors or at a special meeting of the Board of Directors requested by a majority of the members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries. The Employee shall be entitled to be present and to be represented by counsel at such meeting which shall be conducted according to a procedure deemed equitable by a majority of the directors present. If, at such meeting, it shall be determined that the employment of the Employee had been terminated without proper cause, the provisions of this Agreement shall be reinstated with the same force and effect as ifthe notice of termination had not been given;and the Employee shall be entitled to receive the compensation and other benefits provided herein for the period from the date of the delivery of the notice of termination through the date of such reinstatement.

          In the event, the Company terminates the Employee's employment for cause, then the Employee shall be entitled to receive through the date of termination: (1) his base salary as defined in Section 3(a) hereof; (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation; and (3) the right to exercise options to purchase shares of the common stock of the Company that have vested under this Agreement and in accordance with the 2007 Plan through the date of termination.

     (b)     Disability.  The Company shall have the right to terminate the
             ----------
Employee's employment hereunder:

        (1) By reason of the Employee's becoming Disabled for an aggregate period of ninety (90) days in any consecutive three hundred sixty (360) day period (the "Disability Period").

          (A) "Disabled" as used in this Agreement means that, by reason of physical or mental incapacity, Employee shall fail or be unable to substantially perform the customary duties of his employment.

          (B) If the existence of a disability is in dispute, it shall be resolved by two physicians, one appointed by Employee and one appointed by the Board of Directors of the Company. If the two physicians so selected cannot agree as to whether or not Employee is Disabled as defined in subsection (A) above, the two physicians so selected shall designate a third physician and a majority of the three physicians so selected shall determine whether or not Employee is Disabled.

          (C) In the event Employee is Disabled, during the period of such disability he shall continue to receive his base compensation in the amount set forth in Section 3(a) hereof, which base compensation shall be reduced by the amount of all disability benefits he actually receives under any disability insurance program in place with the Company until the first to occur of (1) the cessation of the Disability or (2) the termination of this Agreement by the Company at any time after the Disability Period. During the period of Disability and prior to termination, the Employee shall continue to receive the benefits provided in Section 6 hereof and shall have the right to exercise options to purchase shares of the Company's common stock in accordance with the 2007 Plan.

          (D) For the purposes of this Section 7(b), any amounts to be paid to Employee by the Company pursuant to subsection (C) above, shall not be reduced by any disability income insurance proceeds received by him under any disability insurance policies owned or paid for by the Employee.

          (E) If the Employee is terminated at the end of the Disability Period, then the Employee shall receive through the date of termination: (1) his base salary as defined in Section 3(a) hereof; (2) the benefits provided in
     Section 6 hereof including all accrued but unpaid vacation; and (3) the right to exercise options to purchase shares of common stock of the Company that have vested under this Agreement in accordance with the 2007 Plan through the date of termination.

     (c)     Death.  The Company's employment of the Employee shall terminate
             -----
upon his death and all payments and benefits shall cease upon such date provided, however, that under this Agreement the estate of such Employee shall be entitled to receive through the date of termination (1) his base salary as defined in Section 3(a) hereof, (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation, and (3) the right to exercise options to purchase shares of common stock of the Company that have vested under this Agreement and in accordance with the 2007 Plan.

     (d)     TERMINATION BY THE EMPLOYEE.
             ----------------------------
     The Employee may elect, by written notice to the Company, such notice to be effective immediately upon receipt by the Company, to terminate his employment hereunder if:

          (1) The Company sells all or substantially all of its assets;

          (2) The Company merges or consolidates with another business entity in a transaction immediately following which the holders of all of the outstanding shares of the voting capital stock of the Company own less than a majority of the outstanding shares of the voting capital stock of the resulting entity (whether or not the resulting entity is the Company); provided, however, that the Employee shall not be permitted to terminate his employment under this subsection unless he notifies the Company in writing that he does not approve of the directors selected to serve on the Board after the merger or similar transaction described herein;

          (3) More than fifty (50%) percent of the outstanding shares of the voting capital stock of the Company are acquired by a person or group (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended), which person or group includes neither the Employee nor the holders of the majority of the outstanding shares of the voting capital stock of the Company on the date hereof; provided, however, that the Employee shall not be permitted to terminate his employment under this subsection unless he notifies the Company in writing that he does not approve of the directors selected to serve on the Board after the merger or similar transaction described herein;

          (4) The Company assigns to the Employee duties which would require him, as a practical matter, to relocate outside the greater charleston metropolitan area or assigns him duties that are not commensurate with his position as the CEO of the Company;

          (5) The Employee is removed as a member of the Board of Directors;

          (6) The Company defaults in making any of the payments required under this Agreement and said default continues for a thirty (30) day period after the Employee has given the Company written notice of the payment default.

     If the Employee elects to terminate his employment hereunder pursuant to this Section 7(d), then (1) the Company shall continue to pay to the Employee his salary as provided in Section 3(a) hereof through the end of the Term; (2) the Company shall continue to provide to the Employee the benefits provided in
Section 6 hereof through the end of the Term; and (3) all of the options granted to the Employee hereunder to purchase shares of the common stock of the Company shall vest immediately and the term of the option shall continue for the period specified in the option had the employment of the Employee not been so terminated.

     (e)     Resignation.  If the Employee voluntarily resigns during the term
             -----------
of this Agreement other than pursuant to Section 7(d) hereof, then all payments and benefits shall cease on the effective date of resignation, provided that under this Agreement the Employee shall be entitled to receive through the date of such resignation (1) his base salary as defined in Section 3(a) hereof, (2) the benefits provided in Section 6 hereof including all accrued but unpaid vacation and (3) the right to exercise options to purchase shares of common stock of the Company that have vested under this Agreement and in accordance with the 2007 Plan through the date of resignation.

     (f)     Mitigation. In the event of the termination of this Agreement by
             ----------
the Employee as a result of a material breach by the Company of any of its obligations hereunder, or in the event of the termination of the Employee's employment by the Company in breach of this Agreement, the Employee shall not be required to seek other employment in order to mitigate his damages hereunder.

     8.     CONFIDENTIALITY; RESTRICTIVE COVENANTS; NON COMPETITION
            -------------------------------------------------------

     (a)     Non-Disclosure of Information.  (1) The Employee recognizes and
             -----------------------------
acknowledges that by virtue of his position as a key executive, he will have access to the lists of the Company's referral sources, suppliers, advertisers and customers, financial records and business procedures, sales force and personnel, programs, software, selling practices, plans, special methods and processes for electronic data processing, special techniques for testing commercial and sales materials and products, custom research services in product development, marketing strategy, product manufacturing techniques and formulas, and other unique business information and records (collectively "Proprietary Information"), as same may exist from time to time, and that they are valuable, special and unique assets of the Company's business. The Employee also may develop on behalf of the Company a personal acquaintance with the present and potential future clients and customers of the Company, and the Employee's acquaintance may constitute the Company's sole contact with such clients and customers.

8 (a)(2) The Employee will not during the Term of his employment, and at any time following the end of the Term of or earlier termination of this Agreement regardless of the reason therefor, disclose trade secrets or other confidential information about the Company, including but not limited to Proprietary Information, to any person, firm, corporation, association or other entity for any reason or any purpose whatsoever or utilize such Proprietary Information for his own benefit or the benefit of any third party; .provided, however, that nothing contained herein shall prohibit the Employee from using his personal acquaintance with any clients or customers of the Company at any time in a manner that is not inconsistent with their remaining as clients or customers of the Company.

8(a)(3) All equipment, records, files, memoranda, computer print-outs and data, reports, correspondence and the like, relating to the business of the Company which Employee shall use or prepare or come into contact with shall remain the sole property of the Company. The Employee shall immediately turn over to the Company all such material in Employee's possession, custody or control at such time as this Agreement is terminated.

8(a)(4) "Proprietary Information" shall not include information that was a matter of public knowledge on the date of this Agreement or subsequently becomes public knowledge other than as a result of having been revealed, disclosed or disseminated by Employee, directly or indirectly, in violation of this Agreement.

     (b)     Non-Solicitation.  The  Employee covenants and agrees that during
             ----------------
the term of his employment, and for a two (2) year period immediately following the end of the Term of or earlier termination of this Agreement, regardless of the reason therefor, the Employee shall not solicit, induce, aid or suggest to:
(1) any employee to leave such employ, (2) any contractor, consultant or other service provider to terminate such relationship, or (3) any customer, agency, vendor, or supplier of the Company to cease doing business with the Company.

     (c)     Non-Competition.  For purposes of this Section 8 (c) the parties
             ---------------
agree that the "business of the Company" shall be defined to include the development, manufacture, packaging, advertising, marketing, distribution and sale of safety syringes and MRI software.

          The Employee covenants and agrees that during the term of his Employee shall not engage in any activity or render service in any capacity, directly or indirectly, (whether as principal, director, officer, investor, employee, consultant or otherwise) for or on behalf of any person or persons or entity in the United States or anywhere else in the world if such activity or service (1) directly or indirectly involves or relates to any business which is in competition with the business of the Company or (2) other business acquired or begun by the Company during the period of the Employee's employment hereunder but in the latter event only if the Employee was directly involved in the operation of such other business. It is understood and agreed that nothing herein contained shall prevent the Employee from engaging in discussions concerning business arrangements to become effective upon the expiration of the term of this covenant not to compete.

     (d)     Enforcement.  In view of the foregoing, the Employee acknowledges
             -----------
and agrees that it is reasonable and necessary for the protection of the good will, business, trade secrets, confidential information and Proprietary Information of the Company that he makes the covenants in this Section 8 and that the Company will suffer irreparable injury if the Employee engages in the conduct prohibited by Section 8 (a), (b) or (c) of this Agreement. The Employee agrees that upon a breach, threatened breach or violation by him of any of the foregoing provisions of this Section 8, the Company, in addition to all other remedies it may have including an action at law for damages, shall be entitled as a matter of right to injunctive relief, specific performance or any other form of equitable relief in any court of competent jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, to enjoin and restrain the Employee and each and every other person, partnership, association, corporation or organization acting in concert with the Employee, from the continuance of any action constituting such breach. The Company shall also be entitled to recover from the Employee all of its reasonable costs incurred in the enforcement of this Section 8 including its reasonable legal fees. The Employee acknowledges that the terms of Section 8(a), (b) and (c) are reasonable and enforceable and that, should there be a violation or attempted or threatened violation by the Employee of any of the provisions contained in these subsections, the Company shall be entitled to relief by way of injunction, specific performance or other form of equitable relief. In the event that any of the foregoing covenants in Sections 8 (a), (b) or (c) shall be deemed by any court of competent jurisdiction, in any proceedings in which the Company shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

     (e)     Independent Covenants.   The Company and the Employee agree that
             ----------------------
the covenants contained in this Section 8 shall each be construed as a separate agreement independent of any of the other terms and conditions of this Agreement, and the existence of any claim by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense by the Employee to the Company's enforcement of any of the covenants of this Section 8.

     (f)     Exclusion from Arbitration.  The terms and conditions of this
             ---------------------------
Section 8 including the enforcement thereof by the Company are specifically excluded from the arbitration of all other matters under this Agreement as provided in Section 13 hereof.

     9.     DISCLOSURE AND ASSIGNMENT OF RIGHTS.
            ------------------------------------

     (a)     Disclosure.  The Employee agrees that he will promptly assign to
             -----------
the Company or its nominee(s) all right, title and interest of the Employee in and to any and all ideas, inventions, discoveries, secret processes, and methods and improvements, together with any and all patents or other forms of intellectual property protection that may be obtainable in connection therewith or that may be issued thereon, such as trademarks, service marks and copyrights, in the United States and in all foreign countries, which the Employee may invent, develop, or improve or cause to be invented developed or improved, on behalf of the Company while engaged in Company related decisions, during the Term or within six (6) months after the Term or earlier termination of this Agreement, which are or were related to the scope of the Company's business or any work carried on by the Company or to any problems and projects specifically assigned to the Employee. All works and writings which relate to the Company's business are works for hire under the Copyright Act, and any and all copyrights therefor shall be placed in the name of and inure to the benefit of the Company.

     (b)     Assignment of Interest.  The Employee agrees to disclose
             -----------------------
immediately to duly authorized representatives of the Company any ideas, inventions, discoveries, processes, methods and improvements covered by the terms of this Section 9 and to execute, at the Company's expense, all documents reasonably required in connection with the Company's application for appropriate protection and registration under the federal and foreign patent, trademark, and copyright law and the assignment thereof to the Company's nominee (s). The Employee hereby appoints the Company's Chairman as true and lawful attorney in fact with full powers of substitution and delegation to execute acknowledge and deliver any such instruments and assignments, which the Employee shall fail or refuse to execute or deliver.

10.     INDEMNIFICATION.
        ----------------

     The Company shall indemnify the Employee to the maximum extent permitted under the Nevada Private Corporation Law, or any successor thereto, and shall promptly advance any expenses incurred by the Employee prior to the final disposition of the proceeding to which such indemnity relates upon receipt from the Employee of a written undertaking to repay the amount so advanced if it shall be determined ultimately that the Employee is not entitled to indemnity under the standards set forth in the Nevada Private Corporation Law or its successor. The Employer shall use commercially reasonable efforts to obtain and maintain throughout the Term of the employment of the Employee hereunder directors' and officers' liability insurance for the benefit of the Employee. The indemnification obligations of the Company under this Section 10 shall survive the termination of the Term or of this Agreement for any reason whatsoever unless the Agreement is terminated for cause.

11.     NOTICES.
---     -------

     (a) Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on (1) the date of delivery, if delivered in person to the addressee, (2) the next business day if sent by overnight courier, or (3) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below.

     The Company:

               2073 Shell Ring Circle Mount Pleasant, SC 29466

     The Employee to him at his address specified above.

     (b) The parties may designate by notice to each other any new address for the purposes of this Agreement as provided in this Section 11.


12.  MISCELLANEOUS PROVISIONS
     ------------------------

     (a) This agreement represents the entire Agreement between the parties and supersedes any prior agreement or understanding between them with respect to the subject matter hereof. No provision hereof may be amended, modified, terminated, or revoked except by a writing signed by all parties hereto.

     (b) This Agreement shall be binding upon parties and their respective heirs, legal representatives, and successors. Subject to the provisions of
Section 7(d) hereof, the rights and interests of Company hereunder may be assigned to (1) a subsidiary or affiliate of the Company or (2) a successor business or successor business entity that is not a subsidiary or affiliate of the Company without the Employee's prior written consent; provided, however, that in either case the assignee continues the same business of the Company. The rights, interests and obligations of Employee are non-assignable.

     (c) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party against whom the waiver is asserted, and no such waiver shall be deemed the waiver of any subsequent breach or default of the same or similar nature.

     (d) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     (e) This Agreement shall in all respects be governed by and construed under the laws of the State of Nevada without giving effect to the principles of conflict of laws.

     (f) The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

     (g) Wherever it appears appropriate from the context, each term stated in this the singular or the plural shall include the singular and the plural.

     (h) The parties hereto agree that they will take such action and execute and deliver such documents as may be reasonably necessary to fulfill the terms of this Agreement.

     (i) The agreements and covenants set forth in Section 8 above shall survive termination or expiration of this Agreement.

     (j) The Employee represents and warrants that he is not subject to any prohibition or restriction, oral or written, preventing him from entering into this Agreement and undertaking his duties hereunder.

     (k) The Employee acknowledges that he has consulted with counsel and been advised of his rights in connection with the negotiation, execution and delivery of this Agreement including in particular Section 8 of this Agreement.

13.  SUBMISSION TO ARBITRATION.
     -------------------------

     Except as hereinafter expressly provided, every difference or dispute, of whatever nature, between the Company and the Employee involving (1) any breach of this Agreement or (2) any other difference or dispute arising out of, related to, under or having any connection with this Agreement, shall be settled and finally determined by arbitration in Charleston, South Carolina in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment upon any award rendered may be entered in any court having jurisdiction, including but not limited to the courts of the State of South Carolina, and the determination of such arbitration proceeding shall be binding and conclusive upon the parties. Any claim by the Company against the Employee arising out of, under, or related to, Section 8 of this Agreement, whether for equitable relief or monetary damages or any combination, is specifically excluded from arbitration under this Section 13.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

                                REVOLUTIONS MEDICAL CORPORATION


                         By
                           ---------------------------------------
                                 Tom O'Brien,  Board Member

                           ---------------------------------------
                                 Tom Beahm,MD, Board Member

                           ---------------------------------------
                                 Rondald Wheet, Employee